                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Link2 Technologies, Inc.
             (Exact name of Registrant as specified in its charter)

NEVADA                                            52-2360156
--------------------------------                  ------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)


                           3235 W. 4th Ave., Suite 101
                           --------------------------
                     Vancouver, British Columbia  V6K 1R8
                     ---------------------------------------
                              Phone:  604-736-4989
                              --------------------
(Address and telephone number of principal executive offices and principal place of business)

    Val-U-Corp Services, Inc., 1802 N. Carson  Street,  Suite  212,
    ---------------------------------------------------------------------------
                    Carson  City,  Nevada  89701 (775) 887-8853
                    -------------------------------------------
            (Name, Address and telephone number of agent for service)


Approximate date of commencement of proposed      As soon as practicable  after
sale to the public:                               the  effective  date  of  this
                                                  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.               |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED      PROPOSED
CLASS OF                          MAXIMUM       MAXIMUM
SECURITIES                        OFFERING      AGGREGATE          AMOUNT OF
TO BE           AMOUNT TO BE      PRICE PER     OFFERING           REGISTRATION
REGISTERED      REGISTERED        SHARE         PRICE (1)          FEE (1)
--------------------------------------------------------------------------------


Common Stock    9,077,500 shares   $0.10        $907,750           $83.51

--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Link2 Technologies, Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100

                 SUBJECT TO COMPLETION, Dated September 23, 2002



                                   PROSPECTUS


                            LINK2 TECHNOLOGIES, INC.
                                9,077,500 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. This offering will proceed for a period of twenty months. Link2 Technologies, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.10 per share.


--------------------------------------------------------------------------------
                                                Proceeds to Selling Shareholders
             Offering Price    Commissions      Before Expenses and Commissions

Per Share    $0.10             Not Applicable   $0.10

Total        $907,750          Not Applicable   $907,750
--------------------------------------------------------------------------------


We will bear the expenses associated with these offering materials and those associated with the filing of the Form SB-2 registration statement with the Securities and Exchange Commission. The estimated cost of these expenses are $21,084.

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------




The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------


               The date of this prospectus is: September 23, 2002

                                Table Of Contents

                                                                          PAGE
                                                                          ----
Summary                                                                        4
Risk Factors                                                                   6
-  If we do not obtain additional financing, our business will fail        6
-  Our short operating history and lack of a finalized product makes our business difficult to  evaluate in terms of predicting our ability to become successful thereby  giving substantial risk
   to any investment in Link2                                              6
-  We depend on Carl Whiteside and Jermy Stewart whom we may not be
   able to retain                                                          6
-  Because our president, Mr. Sawatsky owns 56.9% of
   our outstanding common stock, investors
   may find that corporate decisions influenced by Mr. Sawatsky
   are inconsistent with the best interests of other stockholders          7
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares                                      7
-  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most
   likely decline                                                          7
-  If we are not successful in dealing with the competitive forces
   within our industry our business will fail                              7
Use of Proceeds                                                                8
Determination of Offering Price                                                8
Dilution                                                                       8
Selling Shareholders                                                           8
Plan of Distribution                                                          11
Legal Proceedings                                                             13
Directors, Executive Officers, Promoters and Control Persons                  13
Security Ownership of Certain Beneficial Owners and Management                14
Description of Securities                                                     15
Interest of Named Experts and Counsel                                         16
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                   16
Description of Business                                                       16
Plan of Operations                                                            21
Description of Property                                                       22

Certain Relationships and Related Transactions                                22
Market for Common Equity and Related Stockholder Matters                      22
Executive Compensation                                                        24
Financial Statements                                                          26
Changes in and Disagreements with Accountants                                 27
Available Information                                                         27

                                    SUMMARY

Link2  Technologies,  Inc.

We are in the process of developing a 3D animation and digital effects studio that provides high-end 3D animation and digital effects to the music video industry. Computer graphics are becoming vital in the music video industry to create desired effects and animations. We create animations and effects for the enhancement of what are short film productions as music videos or advertising excerpts. Link2 Technologies hereafter referred to as Link2 currently employs two skilled animators that have worked for internationally recognized animation studios.

The long term goals of the company are to work in the Canadian music industry until Link2 has a portfolio of completed projects it can present to the US market and larger record companies. Link2 is currently working with the rock band "Search for Utopia" on its premiere video. We are working with the band building concepts and ideas that we want to portray in the video. We are utilizing live footage in conjunction with 3D animation and digital effects to complete the video. We view work in the advertising industry as off focus to the business plan but of potential use to enhance cash flow.

We were incorporated on August 16, 1996 under the laws of the state of Nevada. Our principal offices are located at 3235 W. 4th Ave., Suite 101, Vancouver, BC
V6K  1R8.    Our  Phone  number  is  604-736-4989.

The  Offering

Securities Being Offered      Up  to  9,077,500  shares  of  our  common  stock.

Offering Price and            The  offering  price  of the common stock is $0.10
Alternative Plan of           per  share.  We  intend  to  apply  to  the  NASD
Distribution                  over-the-counter  bulletin  board  to  allow  the
                              trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued             21,077,500  shares  of our common stock are issued
And to be Issued              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

Summary  Financial  Information  for the Three Month Period Ending June 30, 2002

Balance Sheet Summary
---------------------
Cash                                          $      0
Total Assets                                  $      0
Liabilities                                   $ 17,453
Total Stockholders' Equity                   ($ 17,453)

Statement of Operations and Deficit Summary
-------------------------------------------
Revenue                                       $      0
Net Loss for the Period                      ($  6,075)
Net Loss Since Inception                     ($ 94,153)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If  we  do  not  obtain  additional  financing,  our  business  will  fail

As of June 30, 2002, we had no cash on hand. We project that we need to raise $900,000 in order to execute our business plan over the next 12 months. We currently do not have any arrangements for financing and we may not be able to obtain financing in which event it will be unlikely that we will be able to sustain our business operations. Obtaining additional financing would depend upon a number of factors, including the market for financing technology startups and the attractiveness of our business plan to investors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our short operating history and lack of a finalized product makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in Link2.

We are currently working on our first project which is a video for a rock music group. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address  the  risks  and  uncertainties  that  we  encounter.

We depend on Carl Whiteside and Jeremy Stewart whom we may not be able to retain.

Mr. Robert Sawatsky, our only officer and director does not have personal expertise with respect to 3D animation. Accordingly, we rely on the training and talent of Carl Whiteside and Jeremy Stewart to run and oversee the technical and operational side of our business. Due to the competitive nature of our industry and Mr. Whiteside's and Mr. Stewart's current involvement in the industry, we may not be able to retain their services. In such event, we could not prosecute our business plan unless we can replace them. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Whiteside or on Mr. Stewart.

Because our president, Mr. Sawatsky, owns 56.9% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Sawatsky are inconsistent with the best interests of other stockholders.

Mr. Sawatsky is our president and director. He owns approximately 56.9% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Sawatsky may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Sawatsky to differ from the interest of other stockholders include his ability to devote the time required run a developing company.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 9,077,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 43.1% of the common shares outstanding as of the date of this prospectus.

If we are not successful in dealing with the competitive forces within our industry our business will fail.

The 3D Animation industry is competitive, depending on what services the studios offer. There is no assurance that other studios will not offer the same services that we offer. The area of business in which we wish to prosper is a niche business. It is possible however that in due time we could face strong competition from now unseen sources. This will mean, among other things, increased costs in the form of research and development, marketing, client services and support, and a reduction in any future production budgets making it more difficult for our business to succeed.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our common stock was arbitrarily chosen. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 9,077,500 shares of common stock. The following table provides as of September 23, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the  number  of  shares  owned  by  each  prior  to  this  offering;
2.   the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and

4.   the  percentage  owned  by  each  following  the  offering.

--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------
Malcolm Atkins                   400                400       -0-       0.0%
Raymond Attanasio                400                400       -0-       0.0%
Dale Beaulier                    400                400       -0-       0.0%
Tim Beaulier                     400                400       -0-       0.0%
Tedd Biernstein                  400                400       -0-       0.0%
Randy Bell                       400                400       -0-       0.0%
Scott Bittinger                  400                400       -0-       0.0%
Murray Blewitt                   800                800       -0-       0.0%
Kelly Boechler               300,000            300,000       -0-       0.0%
Julie Boechler               200,000            200,000       -0-       0.0%
James Briant                     400                400       -0-       0.0%
Michael J. Brochete              400                400       -0-       0.0%
Robert E. Brodie                 400                400       -0-       0.0%
Bob Brunelle                     400                400       -0-       0.0%
Ralph Busch                      400                400       -0-       0.0%
Larry Clark                      400                400       -0-       0.0%
Richard Clemas                   400                400       -0-       0.0%
Stanley Davis                    600                600       -0-       0.0%
Patrick Davis                    400                400       -0-       0.0%
Dennis Defehr                    400                400       -0-       0.0%
Brian Del Signore              2,000              2,000       -0-       0.0%
Ernest Del Signore             2,000              2,000       -0-       0.0%
Dian Diamond                     400                400       -0-       0.0%
Daniel Drago                     400                400       -0-       0.0%
Peter Dranchuk                   400                400       -0-       0.0%
Galen Evans                  600,000            600,000       -0-       0.0%
Raymond Fagan                    400                400       -0-       0.0%
Jenny Faifel                 400,000            400,000       -0-       0.0%
Roy Farrington                   400                400       -0-       0.0%
Hal Faverty                    2,000              2,000       -0-       0.0%
Karen Fleeman                    400                400       -0-       0.0%
Gualter Furtado                  400                400       -0-       0.0%
Peter Georgiou                   400                400       -0-       0.0%
Harry Gibson                     400                400       -0-       0.0%
Dorothy Gilbeaux                 400                400       -0-       0.0%
Sandra Gillette                  400                400       -0-       0.0%
John Gordon                    3,000              3,000       -0-       0.0%
Steven Gorkoff                   400                400       -0-       0.0%
William Graves                   400                400       -0-       0.0%
Myron Hardy                      400                400       -0-       0.0%

Darel Hartwig                    400                400       -0-       0.0%
Darrell Kirkeby                  400                400       -0-       0.0%
Dustin Kneeland              700,000            700,000       -0-       0.0%
Tom Kofin                        400                400       -0-       0.0%
Jerry Lee                      2,000              2,000       -0-       0.0%
Steven Leslie                    400                400       -0-       0.0%
Joseph Leslie                    400                400       -0-       0.0%
William Lin                      400                400       -0-       0.0%
Dezso J. Linbrunner            3,000              3,000       -0-       0.0%
Annette Linbrunner             2,000              2,000       -0-       0.0%
Darwin Linn                      400                400       -0-       0.0%
Steve Livingston             600,000            600,000       -0-       0.0%
Bruno Loschiavo                2,000              2,000       -0-       0.0%
Boris Machula                772,800            772,800       -0-       0.0%
Walter and Francis Majewski    3,000              3,000       -0-       0.0%
Jeffrey Maraulja                 400                400       -0-       0.0%
Mark Mastiliak                 2,000              2,000       -0-       0.0%
Webb W. McClure                  400                400       -0-       0.0%
Kevin McLaurin                 4,000              4,000       -0-       0.0%
Cameron Mixon                    400                400       -0-       0.0%
Phyllis Nelson                 2,500              2,500       -0-       0.0%
Robert N. Nelson                 400                400       -0-       0.0%
Gerald Owens                     400                400       -0-       0.0%
Johnny Patterson                 400                400       -0-       0.0%
Delores Pfau                     400                400       -0-       0.0%
Eli Ponack                       400                400       -0-       0.0%
David Postetter                  400                400       -0-       0.0%
Alan Profili                     400                400       -0-       0.0%
David G. Radford                 400                400       -0-       0.0%
Richard Radford                4,000              4,000       -0-       0.0%
Lynne Radford                  2,000              2,000       -0-       0.0%
Warrem Reid                      400                400       -0-       0.0%
Klaus Rieder                     400                400       -0-       0.0%
Leonard Rosinski                 400                400       -0-       0.0%
Doug Rosseau                     400                400       -0-       0.0%
Viktoria Roudnitskaia        400,000            400,000       -0-       0.0%
H.R. and E. J. Schneider         400                400       -0-       0.0%
Dr. Robert Servais               400                400       -0-       0.0%
Dale Severson                  8,000              8,000       -0-       0.0%
Shetland Holdings            700,000            700,000       -0-       0.0%
Richard Simonetti                400                400       -0-       0.0%
Frank Smartt                     400                400       -0-       0.0%
Phillip Snow                     400                400       -0-       0.0%
Peter Solobay                    400                400       -0-       0.0%
Tim Stanford               1,000,000          1,000,000       -0-       0.0%
Scott Sutherland             700,000            700,000       -0-       0.0%
Hugh Thompson                  2,000              2,000       -0-       0.0%
Richard Tieman                   400                400       -0-       0.0%

James Turner                     400                400       -0-       0.0%
Don Tymrick                    2,000              2,000       -0-       0.0%
Pat Vallier                    2,000              2,000       -0-       0.0%
Georgina Wallace           1,000,000          1,000,000       -0-       0.0%
James Walker                   4,000              4,000       -0-       0.0%
Shelley Walker                   400                400       -0-       0.0%
Elizabeth Wentworth              400                400       -0-       0.0%
Carl Whiteside*            1,020,000          1,020,000       -0-       0.0%
Sharleen Whiteside           600,000            600,000       -0-       0.0%
Gale L. Whitford                 400                400       -0-       0.0%
Warren Willmeng                2,000              2,000       -0-       0.0%
James Wong                       400                400       -0-       0.0%
Earl W. Zeider                   400                400       -0-       0.0%
Herbert Zane                   2,000              2,000       -0-       0.0%
Sherri Zysk                      400                400       -0-       0.0%



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Mr. Whiteside who has an * next to his name is currently a key employee of Link2. None of the other selling shareholders or their beneficial owners:

- have had a material relationship with the company other than as a shareholder at any time within the past three years; or
- have ever been an officer or directors of the company or any of its predecessors or affiliates within the past three years.


                              PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In  privately  negotiated  transactions;
3.   In  short  sales;  or

4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and  registration  statement  may  choose  not  to  sell  their  shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.


          Directors, Executive Officers, Promoters And Control Persons

Officers  and  Directors

The following is information regarding our sole executive officer and director and his age as of September 23, 2002:

Name  of  Director          Age
----------------------      -----
Robert  Sawatsky             36              President,  CEO,  Secretary,
                                             Treasurer  and  Director

Robert  Sawatsky
----------------

Mr. Sawatsky holds a degree in Economics from the University of Saskatchewan. He is presently a venture capitalist with North Rim Capital, a position he has held for the past 7 years. Prior to that he spent 3 years as an investment advisor and investment banker with Yorkton Securities in Vancouver, BC where he provided financing for four oil and gas firms. He did much of the original investment banking work for North American Resort & Golf, Inc. which is now Most Home Corp., a public entity.

Term  of  Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

The following persons are not executive officers but are expected to make a significant contribution to our business.

Carl  Whiteside
---------------

Mr. Whiteside joined Link2 in May, 2002. During the four years prior to joining Link2 he was employed at Mainframe Entertainment, a 3D animation company, where he worked as a 3D modeler. Prior to joining Mainframe Entertainment, Mr. Whiteside attended and graduated from the prestigious Vancouver Film School where he was awarded a diploma in visual effects and 3D animation. Mr. Whiteside works full time for Link2 but continues to consult for and work on projects for Mainframe Entertainment. He is responsible for day-to-day management of Link-2's productions. Mr. Whiteside is 24 years old.

Jeremy  Stewart
---------------

Mr. Stewart graduated from the Vancouver Film Schools' 3d animation and visual effects program in 1998. During 1999 and 2000 he worked for Sextant Entertainment Group and had a major role in the completion of two animated TV shows, the Mr. Hell Show and Don't Eat The Neighbors. The Mr. Hell Show which aired on the BBC and the Canadian Comedy Channel was given a Leo Award for Best new comedy show. During 2001, Mr. Stewart worked as a 3D artist for Mainframe Entertainment, Prospero Entertainment, and Bardell Animation. While Employed by Bardell, Jeremy was responsible for animating scenes for a Disney/Bardell co-production of the "Book of Pooh", a CD-ROM computer game featuring the characters from Disney's "Whinney the Pooh".

During 2002 and at the present time, Mr. Stewart works for Newline Cinema. At Newline, during the preproduction phase of creating the feature film Jason Vs. Freddy, Mr. Stewart was responsible for the majority of the 3D pre-visualisation work needed to plan complex computer generated and practical visual effects. Freddy Vs. Jason is scheduled to be released in 2003. Mr. Stewart continues to work on various TV and film projects and is working for Link2 on an as needed part time basis until more work is available.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 20, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. The shareholder listed possesses sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------

Title of      Name and address      Number of Shares   Percentage  of
class         of beneficial owner   of Common Stock    Common Stock (1)
--------------------------------------------------------------------------------


Common Stock   Robert Sawatsky             12,000,000 shares     56.9%
               Director and President
               3235 W. 4th Ave., Suite 101
               Vancouver, BC Canada V6K 1R8

Common Stock   All Officers and Directors  12,000,000 shares     56.9%
               as a Group (one person)
--------------------------------------------------------------------------------




(1) The percent of class is based on 21,077,500 shares of common stock issued and outstanding as of September 20, 2002.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share. As of September 23, 2002, there were 21,077,500 shares of our common stock issued and outstanding that are held by 104 stockholders of record. The number of shares issued and outstanding are up 10,538,750 since June 30, 2002, due to a forward split on a two for one basis since that date.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.
In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Spicer, Jeffries and Company, independent public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Spicer, Jeffries and Company has presented their report with respect to our audited financial statements. The report of Spicer, Jeffries and Company is included in reliance upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

Incorporation

We were incorporated in the state of Nevada on August 16, 1996 under the name Great Energy Corporation International. We were created for the purpose of marketing a high energy food bar. This business did not come to fruition, however, and effective April 27, 2001, we changed our name from Great Energy Corporation International to Link2 Technologies Inc. to more accurately reflect our new business operations.

Operations

Our business plan is to provide 3D animation and digital effects to the music video industry. We entered into our first engagement on August 21, 2002. Pursuant to that engagement we are currently producing a music video based on performances of the rock group Search for Utopia. Production of the video includes modeling, animation and visual effects as well as some live action footage. When the production is complete and ready for broadcast we hope to utilize airplay of the video as well as distribution of the video to various prospective clients and artists as a marketing tool. This project is expected to take four to five months to complete. Payment for this contract has been partially received. We have no other income producing agreements at this time.

We are marketing our services and hope to have additional engagements in the near future. We have demonstration reels or "demo reels" which reveal the talents residing in the employees of Link2 and are currently developing new ones that may be more appropriate to our business model. We are attempting to contact additional musical talent so that we can create a library of demonstration videos or "demo reels" and create a reputation for Link2.

Principal  Products  and  Services

We aspire to become a full service provider of 3D animation and digital effects for the music video industry. We are, however, not averse to completing contracts for the advertising industry in order to provide a source of interim cash flow. We conceptualize ideas for clients and provide a budget break down for each project. We provide character designs, pre-visualization of ideas, digital and traditional storyboarding and digital effects design. We carry out 3D animation and digital effects, 2d compositing, 2D and 3D digital matte paintings, title design and text. The Link2 team can create imagery that is conceived by other individuals or organizations as a component of their overall concept and make it a flowing piece of work often integrated with reality. This is what is expected of animators in the industry and it is what we can provide.

Link2 can be a large part or a small part of the video production process depending upon the needs of a particular client. Decisions are made about what is feasible based on the budget and time-lines of each production. The parties decide on all visual elements and then compositions are locked down and a storyboard of the video is created. The 3D artists then get more involved deciding where and when computer graphics will be used, or in some cases how the entire video will be done in computer graphics. This includes breaking up all the shots into separate categories, models, animation and effects. The models include what computer graphics characters may be needed, what virtual sets may be needed as well as any "props" that may be needed for the production. Timelines are worked out to decide on time needed to model, texture (add color and details to the models) and envelope all the necessary elements.
Other breakdowns will be done of all the visual effects necessary including effects like fire, rain or snow that will be added digitally. A breakdown will also be done of all the live-action shots that are needed, locations where they will be shot and any further production. e.g. costumes and lighting.

After all the storyboards and breakdowns are done, production begins with modeling and texturing of the characters and sets, animation setups as well as beginning the filming of the live-action shots. Upon completion of the modeling process animators will animate the models, referencing the storyboards and the live-action film. During this process there are constant revisions changing animations, colors, concepts and any other changes necessary to achieve
the a common desired goal.    When all parties are content with  the  animation
and  live-action elements,
visual effects are added to the video. The effects are animated and rendered and then layered over the film whether it be a live-action shot or a computer graphics shot, or a combination of both. With all the shots complete the entire video is rendered out shot by shot inside the editing software and the final product appears through trial and error. At this point the visuals will be mastered with the sound to complete the production.


Industry  Background  and  Status

A growing number of music videos utilize computer graphics animation within their two to five minute runs enhancing the imagery presented. While animation is in countless music video productions some of the more famous acts popular today that utilize 3D animation and digital effects include Janet Jackson, Busta Rymmes, Prozak, P Diddy, Radiohead and Lincoln Park. Videos can be completed entirely in CG as Prozak has regularly done. More commonly completely animated backdrops are used to create any kind of experience desired.

3D animation has created an impact in the movie, television, hardcopy and gaming industries. Other areas, such as music videos, architecture, corporate print and even internet companies are increasingly using computer graphics in various ways, and new applications of this amazing technology are emerging. The birth and growth of the 3-D animation industry has been short and explosive. The resulting computer-generated images have progressed so significantly, that they are not easily distinguished from reality.

Marketing

Our  main marketing tool will be our product, completed works in the advertising
realm  and/or  entertainment/music video realm.   Current demo reels will be the
marketing  tool  going  forward.

As noted earlier, we are in the
process of completing our first music video that will become our primary marketing tool going forward. Forms of marketing such as print or TV are of
course  expensive and untargeted.   The best marketing strategy for a niche
talent  such as ours is to approach organizations directly that may require the
skills housed in the Link2 team.   Sawatsky has a diversified sales and
marketing talent as he has  been involved in various business enterprises in
numerous industries.   The following subsections will detail Link2's plans for
finding music video contacts and contracts. Below are some general marketing ideas that have worked for management in the past.

1. Our Video. Our first animated video will act as a demo-reel for Link2. This is a visual resume, displaying the abilities of the Link-2 team. Our first demo-reel is our video for Search For Utopia.

2. Influential individuals. The Link2 team is targeting record company executives who are involved in video production. However, we received no response to our first mailing to these persons.

3. Print ads. We eventually plan to establish a series of ads in industry music publications such as Georgia Strait, Vibe, and other more localized publications in markets such as Los Angeles, Seattle and Vancouver. No such advertising deals have been signed to date. The target here would of course be rock and pop bands themselves.

4. Web Site. Still under construction the Link2 web site will provide comprehensive information about Link2. The web site will detail our services, our videos, profiles on our artists and contact information. We will attempt to direct potential clients to the site by word of mouth and by various media where Link2 may appear.

Competition  (Music  Video  production)

Perhaps our main competitor in the field of music video production in Canada is Topix/Mad Dog Computer Graphics. It is an established 3d animation and digital effects company based out of Toronto, Canada. It has extensive experience in music video production. We believe we can attract clients away from an organization like Topix/Mad Dog Computer Graphics with our lower
overhead and talented animators.    Here are some of the larger animation
studios that have done work in the music video industry. These companies employ anywhere from 30 to 700 people each. They are all involved in a variety of animated productions

1.     Topix/Mad  Dog

2.     Core  Digital  Pictures

3.     Lost-Boys  Studios

4.     Metro-Light  Studios

5.     Rainmaker  Entertainment

6.     Animal  Logic

7.     The  Mill

8.     Duck  Soup  Studios

9.     Cinesite

10.     Digital  Domain

Technology

The Link-2 team is abreast of current technologies with respect to the software and hardware aspects of animation. The following is a list of software packages that the Link2 artists will use and have used to create animation.

3D  Animation  and  Effects  software-  SOFTIMAGE|XSI
-----------------------------------------------------

The main software package that Link2's artists will be using is Softimage's flagship 3D package SOFTIMAGE|XSI. SOFTIMAGE|XSI is the first, full-featured 3D content creation system to integrate the Internet directly within the application. The Net View feature allows the artist to open an HTML browser directly within a viewport in SOFTIMAGE|XSI. The artist can then use the browser to do online research for visual references and other information, all from within SOFTIMAGE|XSI. In addition to an enhanced ability to create more work in a given amount of time, our artists have more time to spend refining their work, as less time is spent on basic construction. Softimage has a very strong customer support network as well.

 2D  Photo  and  Texturing  software-  Adobe  Photoshop

The professional image-editing standard, Adobe Photoshop gives the Link-2 team an unlimited amount of tools for use when manipulating video stills and images from the production as well as giving them a strong tool for applications of textures and colors to the 3d models and Effects.

Adobe Photoshop software's toolset gives Link-2's team the ability to meet any creative or production challenges and a wide variety of image-editing tasks. Photoshop is known for its superior ability to achieve high quality effects for output to film, Internet and other media. Our artists are already proficient with Photoshop and related software and have many years of experience on Photoshop in production at other companies.

2D-3D  Compositing  and  Film  Editing  software-  Adobe  After  Effects

Adobe After Effects is an award-winning motion graphics and visual effects software, it is known world-wide for its ease of use and well integrated tools. After Effects gives the Link-2 team the ability to efficiently produce motion graphics, visual effects and compositing for film, video, multimedia and the Internet. The artist controls the 3D environment and the 2D television or film environment while compositing and editing our final footage. After Effects is completely integrated with Adobe Photoshop giving our artists the ability to go back and forth between software packages during production with ease.

Plan of Operations

Link2 is presently producing its first music video. Our employee Carl Whiteside is working almost full time on this project. We expect this project to be completed in about December of this year. Over the next 12 months we hope to obtain engagements to produce other music videos. We believe the results of our first video will establish our credibility within the industry.

At the present time we have no cash resources. We are using computer equipment to do our animation work that is on loan to Link2. Our most significant current expense is a $2.000 monthly salary being paid to Carl Whiteside. Our cash needs are being met by borrowings from our president, Robert Sawatsky.

It is our goal to raise $900,000 over the next 12 months. This money would be used primarily to purchase equipment, pay salaries, and to do marketing. We plan to raise this money through private placements of equity capital. If we can raise the operating capital, over the next 12 months we will obtain engagements to produce as many music videos as possible and employ personnel as necessary to produce those videos.

Employees

We currently have 1 full time and 2 part time employees including the president of the company.

Subsidiaries

We  do  not  have  any  subsidiaries.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at 3235 W. 4th Ave., Vancouver, B.C. This office space is an office sharing arrangement being provided as an accommodation to us by our president Mr. Sawatsky where we can receive mail and perform other minimal corporate functions. Our current production work is taking place at the private office of Mr. Carl Whiteside an employee of Link2. Mr. Whiteside does not charge Link2 for the use of his private office. As our business operations expand it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Our president, Mr. Sawatsky, has loaned Link2 $15,453. The loan is non-interest bearing with no specific terms of repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public exchange, or if we are successful, a public market for our stock may not materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the

Nasdaq  system,  provided that current price and volume information with respect to  transactions  in  such  securities  is  provided  by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of

Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had 104 registered shareholders.

Rule  144  Shares

A total of 12,000,000 shares of our common stock is currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 210,775 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all 12,000,000 of the total shares that may be sold under Rule 144.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan,. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Compensation

No executive officer has received any compensation from Link2 during the past three years fiscal years. Link 2 has agreed to pay its president, Mr. Sawatsky an annual salary of $36,000. However, Mr. Sawatsky has never received any salary and does not intend to do so until such time as Link2 has the capital resources to pay the salary.

Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent financial reporting period ending June 30, 2002. We have also not granted any stock options to the executive officers since our inception date of August 16, 1996.


                              Financial Statements

Index  to  Financial  Statements:

1.   Independent  Auditors'  Report;

2. Financial Statements for the periods ending June 30, 2002, and December 31, 2001 and 2002, including:

     a.   Balance  Sheets;

     b.   Statements  of  Operations;

     c.   Statements  of  Changes  in  Shareholders'  Deficit;

     d.   Statements  of  Cash  Flows;

     e.   Notes  to  Financial  Statements.

     FINANCIAL  STATEMENTS


     LINK2  TECHNOLOGIES,  INC.
     (formerly  Great  Energy  Corporation  International)

     (A  COMPANY  IN  THE  DEVELOPMENT  STAGE)

     VANCOUVER,  BRITISH  COLUMBIA,  CANADA

     SIX  MONTHS  ENDED  JUNE  30,  2002  AND  THE
     YEARS  ENDED  DECEMBER  31,  2001  AND  2000








     1.  INDEPENDENT  AUDITORS'  REPORT

     2.  BALANCE  SHEETS

     3.  STATEMENTS  OF  OPERATIONS

     4.  STATEMENTS  OF  CHANGES  IN  SHAREHOLDERS'  DEFICIT

     5.  STATEMENTS  OF  CASH  FLOWS

     6.  NOTES  TO  FINANCIAL  STATEMENTS

                                                       Spicer, Jeffries & Co.
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                        4155 E. JEWELL AVENUE
                                                                    SUITE 307
                                                       DENVER, COLORADO 80222
                                                    TELEPHONE: (303) 753-1959
                                                          FAX: (303) 753-0338
                                                       www.spicerjeffries.com

                          INDEPENDENT AUDITORS' REPORT





To  the  Shareholders
Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

We have audited the balance sheets of Link2 Technologies, Inc. (A Company in the Development Stage) as of December 31, 2001 and 2000 and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended and the cumulative amounts for the period from inception (August 16, 1996) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Link2 Technologies, Inc. (A Company in the Development Stage) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and the cumulative amounts for the period from inception (August 16, 1996) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                  /s/ Spicer, Jeffries & Co.

Denver,  Colorado
July  4,  2002

         A MEMBER FIRM OF MACINTYRE STRATER INTERNATIONAL LIMITED (MSI) A WORLDWISE ASSOCIATION OF INDEPENDENT PROFESSIONAL FIRMS

MSI



Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

BALANCE  SHEETS
(EXPRESSED  IN  U.S.  DOLLARS)



                      June 30, 2002     December 31, 2001  December 31, 2000
                      -------------     -----------------  -----------------
                      (Unaudited)

ASSETS                  $           -     $        -        $      -
                         ============      =========          ========
LIABILITIES:
Current:
  Accounts payable
  and accrued

  expenses              $     2,000       $  2,000          $  1,000
  Due to shareholder
  [Note 3]                   15,453          9,378             4,214
                         ------------     ---------          ---------
  Total current
  liabilities                17,453         11,378             5,214
                         ------------     ---------          ---------


SHAREHOLDERS' DEFICIT:
Common capital stock;
 with a par value of $0.001
  Authorized:  50,000,000 shares;
  issued and outstanding:
10,538,750
Discount on common stock     10,539         10,539            10,539
Additional paid-in capital  (5,900)        (5,900)            (5,900)
Deficit accumulated during   72,061         72,061            72,061
the development stage       (94,153)       (88,078)          (81,914)
                         ------------     ---------          ---------

  Total shareholders'
  deficit                   (17,453)       (11,378)           (5,214)
                         ------------     ---------          ---------

                         $         -      $      -           $      -
                         ============      =========          ========




                The accompanying notes are an integral part of these statements.


Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

STATEMENTS  OF  OPERATIONS
(EXPRESSED  IN  U.S.  DOLLARS)





                                                                    August 16,
                     Six Months     Year Ended     Year Ended    1996 (date of
                        Ended     December 31,    December 31,   inception) to
                    June 30, 2002     2001             2000      June 30, 2002
                      ------------  ------------  ------------  --------------
                     (Unaudited)                                  (Unaudited)

REVENUE               $          -  $          -  $          -   $     -
                      ============  ============  ============   =========
EXPENSES:                       -             -             -          -
Professional fees     $     4,455   $     2,860   $     1,202   $ 13,602
Consulting [Note 5]             -         2,882         1,600     53,403
Filing fees                     -           215             -        215
Office and general            596           207            12     13,790
Telephone                     308             -             -      5,514
Advertising                     -             -             -      3,202
Rent                            -             -             -      2,974
Travel                        716             -             -      1,453
                      ------------  ------------  ------------  ---------
      Total expenses        6,075         6,164         2,814     94,153
                      ------------  ------------  ------------  ---------
NET LOSS
                      $    (6,075)  $    (6,164)  $    (2,814)  $(94,153)
                      ============  ============  ============  =========

BASIC AND DILUTED
  NET LOSS PER
  COMMON SHARE
                      $    (0.001)  $    (0.001)  $    (0.000)
                      ============  ============  ============
WEIGHTED AVERAGE
  SHARES OF COMMON
  STOCK OUTSTANDING
                       10,538,750    10,538,750    10,538,750
                      ============  ============  ============





                The accompanying notes are an integral part of these statements.

STATEMENTS  OF  CHANGES  IN  SHAREHOLDERS'  DEFICIT
(EXPRESSED  IN  U.S.  DOLLARS)

Period from inception (August 16, 1996) to December 31, 2001(Audited) and the six months ended June 30, 2002 (Unaudited)


                                                                                           Deficit
                                                                                           Accumulated
                                             Common    Common                   Additional During the
                                             Stock     Stock     Discount on    Paid-In    Development
                                             Shares    Amount    Common Stock   Capital    Stage
                                           ----------  -------  --------------  --------  ---------
Inception, August 16, 1996                          -  $     -  $           -   $      -  $      -

Common stock issued for:
  Cash, February 1997, $.0001 per share     6,000,000    6,000         (5,900)         -         -
  Cash, April 1997, $.01 per share          2,000,000    2,000              -     18,000         -
  Cash, May and June 1997, $.02 per share   1,650,000    1,650              -     31,350         -
  Services, March 1997, $.01 per share        510,000      510              -      4,590         -

Net loss                                            -        -              -          -   (45,313)
                                           ----------  -------  --------------  --------  ---------

Balance, December 31, 1997 TAKE OUT        10,160,000   10,160         (5,900)    53,940   (45,313)

Common stock issued for:
  Cash, February 1998, $.02 per share         350,000      350              -      6,650         -
  Cash, May and June 1998, $.40 per share      28,750       29              -     11,471         -

Net loss                                            -        -              -          -   (33,787)
                                           ----------  -------  --------------  --------  ---------

Balance,
December 31, 1998 TAKE OUT                 10,538,750   10,539         (5,900)    72,061   (79,100)

Net loss
                                                    -        -              -          -         -
                                           ----------  -------  --------------  --------  ---------
Balance,
December 31, 1999 TAKE OUT                 10,538,750   10,539         (5,900)    72,061   (79,100)

Net loss
                                                    -        -              -          -    (2,814)
                                           ----------  -------  --------------  --------  ---------
Balance,
December 31, 2000 TAKE OUT                 10,538,750   10,539         (5,900)    72,061   (81,914)

Net loss
                                                    -        -              -          -    (6,164)
                                           ----------  -------  --------------  --------  ---------
Balance,
December 31, 2001 TAKE OUT                 10,538,750   10,539         (5,900)    72,061   (88,078)

Net loss
                                                    -        -              -          -    (6,075)

                                           ----------  -------  --------------  --------  ---------
Balance, June 30, 2002                     10,538,750  $10,539  $      (5,900)  $ 72,061  $(94,153)
                                           ==========  =======  ==============  ========  =========



                The accompanying notes are an integral part of these statements.

Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

STATEMENTS  OF  CASH  FLOWS
(EXPRESSED  IN  U.S.  DOLLARS)








                                  Six Months    Year Ended      Year Ended          August 16, 1996
                                     Ended      December 31,    December 31,        (date of inception)
                                 June 30, 2002    2001            2000              to June 30, 2002
                                  ------------  --------------  ------------------  --------------------
                                  (Unaudited)                                            (Unaudited)
OPERATIONS:

Net loss                          $    (6,075)  $      (6,164)  $          (2,814)  $           (94,153)
Shares issued for services                  -               -                   -                 5,100
Increase (decrease) in accounts
  payable and accrued expenses              -           1,000              (1,500)                2,000
                                  ------------  --------------  ------------------  --------------------

    Net cash used in operating
    activities                         (6,075)         (5,164)             (4,314)              (87,053)
                                  ------------  --------------  ------------------  --------------------

FINANCING:

Increase in amount
due to shareholder                      6,075           5,164               4,314                15,453
Common stock issued for cash                -               -                   -                71,600
                                  ------------  --------------  ------------------  --------------------

    Net cash provided by
    financing activities                6,075           5,164               4,314                87,053
                                  ------------  --------------  ------------------  --------------------

Net increase
 in cash
                                            -               -                   -                     -
Cash, beginning
of period                                   -               -                   -                     -
                                  ------------  --------------  ------------------  --------------------

Cash, end
of period                         $         -   $           -   $               -   $                 -
                                  ============  ==============  ==================  ====================



                The accompanying notes are an integral part of these statements.

Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

NOTES  TO  FINANCIAL  STATEMENTS
(EXPRESSED  IN  U.S.  DOLLARS)








1.  NATURE  OF  OPERATIONS  AND  GOING  CONCERN
--------------------------------------------------------------------------------

The Company was incorporated in the State of Nevada on August 16, 1996 and on April 24, 2001 changed its name from "Great Energy Corporation International" to Link2 Technologies, Inc.

The Company is currently in the development stage and has been in the process of investigating and evaluating new business opportunities. The Company is currently in the process of developing a three-dimensional (3D) animation and digital effects studio that provides 3D animation and digital effects to the music video industry.

The Company has suffered recurring losses from operations and has a working capital deficiency of $17,453 that raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company attaining profitable operations and raising funds. Management's plan in this regard is to raise additional funding through debt financing. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.


2.  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

Financial instruments - The Company's financial instruments consist of accounts payable and accrued expenses and amount due to shareholder. Amount due to shareholder is interest free. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments and that their fair values approximate their carrying values, unless otherwise noted.

Use of estimates in the preparation of financial statements - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.


3.  DUE  TO  SHAREHOLDER
--------------------------------------------------------------------------------

Amounts due to shareholder are non-interest bearing with no specific terms of repayment.

Link2  Technologies,  Inc.
(A  Company  in  the  Development  Stage)

NOTES  TO  FINANCIAL  STATEMENTS  (Continued)
(EXPRESSED  IN  U.S.  DOLLARS)






4.  INCOME  TAXES
--------------------------------------------------------------------------------

At December 31, 2001, the Company had a federal net operating loss carryforward of approximately $88,000 that may be available to be applied against any future taxable income. This net operating loss carryforward may result in future income tax benefits of approximately $18,000, however, because realization is uncertain at this time, a valuation reserve in the same amount has been established.

Significant components of the Company's deferred tax liabilities and assets as of December 31, 2001 are as follows:

                                   2001
--------------------------------------------------------------------------------

Deferred  tax  liabilities    $           -


================================================================================

--------------------------------------------------------------------------------

Deferred  tax  assets:
  Net  operating  loss
  carryforwards
                              $      18,000
  Valuation  allowance              (18,000)
                              --------------
                              $          -
================================================================================


The valuation allowance for deferred tax assets was increased by $1,500 during the year ended December 31, 2001.

The Company's net operating loss carryforwards, if not used, will expire as follows:

      2012     $     45,300
      2018           33,800
      2020            2,800
      2021            6,100
--------------------------------------------------------------------------------
               $     88,000
================================================================================


5.  RELATED  PARTY  TRANSACTIONS

Consulting fees of $1,600 were paid to a director and shareholder of the Company for the year ended December 31, 2001. Total consulting fees paid to this director and shareholder since inception through December 31, 2001 were $37,295.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a  transaction from which the director derived an improper personal profit;
     and
(4)  willful  misconduct.

Our bylaws provide that Link2 may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of Link2, by reason of the fact that he is or was a director, officer, employee, or agent of Link2, or is or was serving at the request of Link2 as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Link2, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws also provide that Link2 may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Link2 to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Link2, or is or was serving at the request of Link2 as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Link2. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Link2 or for amounts paid in settlement to Link2, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws provide that to the extent that a director, officer, employee, or agent of Link2 has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he must be indemnified by Link2 against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the following paragraph, must be made by Link2 only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

          (i)     By  the  stockholders;

          (ii) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.


Our bylaws also provide that the articles of incorporation, the bylaws, or an agreement made by Link2 may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by Line2 as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Link2. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Our bylaws also provide that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to the bylaws:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to the bylaws or for the advancement of expenses made pursuant to the bylaws, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.
          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee     $     84
Transfer  Agent  Fees                                   $  1,000
Accounting  fees  and  expenses                         $  2,000
Legal  fees  and  expenses                              $ 18,000
                                                     --------------
          Total                                         $ 21,084
                                                     ==============
--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

There have been no unregistered securities sold by Link2 within the last three years.

Item  27.  Exhibits

Exhibit
Number        Description
------------  --------------------
 3.1          Articles  of  Incorporation
 3.2          By-Laws
 5.1          Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
10.1          Services  Agreement  dated  August  21,  2002
23.1          Consent  of  Spicer,  Jeffries  &  Co.,  Independent  Auditors

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on September 23, 2002.

                         LINK2  TECHNOLOGIES,  INC.

                    By:  /s/ Robert  Sawatsky
                         _________________________
                         Robert  Sawatsky
                         President and Sole Director
                         (Principal  Executive  Officer)
                         (Principal  Financial  Officer)
                         (Principal  Accounting  Officer)